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                                                                     EXHIBIT 4.1

                           TRANSTECHNOLOGY CORPORATION
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN*


1.  PURPOSE OF THE PLAN.

The purpose of this Non-Employee Directors' Stock Option Plan is to promote the success of TransTechnology Corporation (the "Company") by attracting and retaining non-employee directors by providing a supplemental means for them to increase their holdings of common stock of the Company, and thereby acquire an increased personal interest in the Company's continued success and progress, to the mutual benefit of the directors, employees and stockholders of the Company.

2.  DEFINITIONS.

As used herein, the following definitions shall apply:

         2.1 The "Company" means TransTechnology Corporation, a Delaware corporation and any successor thereto which shall maintain the Plan.

         2.2 "Board" means the Board of Directors of the Company.

         2.3 "Business Day" means a day on which the New York Stock Exchange is open for trading business.

         2.4 "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events

                  (a) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

                  (b) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;



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* As amended through 10/15/98.


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                  (c) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                  (d) A tender offer or exchange offer is made for Shares of the Company's Common Stock (other than one made by the Company) and Shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

          2.5 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          2.6 "Code" means the United States Internal Revenue Code of 1986, as amended.

          2.7 "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company or any Subsidiary.

          2.8 "Exchange Act" means the Securities Exchange Act of 1934 as amended.

          2.9 "Fair Market Value" means, with respect to any date, the mean between the highest and lowest sale prices per Share reported on the New York Stock Exchange (or on any inter-dealer quotation system (such as the NASDAQ System) on which the Common Stock then shall be traded) on such date, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share for the last preceding date on which sales of Shares were reported.

          2.10 "Grant Date" means the effective date of the grant hereunder of an Option.

          2.11 "Option" means an option to acquire Shares granted pursuant to the Plan.

          2.12 "Option Agreement" means the agreement between the Company and an Optionee respecting the grant of an Option.

          2.13 "Option Stock" means Common Stock subject to an Option granted pursuant to the Plan.

          2.14 "Optionee" means a person who receives an Option hereunder.

          2.15 "Plan" means the Company's 1998 Non-Employee Directors' Stock Option Plan.

          2.16 "Shares" means shares of Common Stock.

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          2.17 "Securities Act" means the Securities Act of 1933, as amended.

          2.18 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

3.  STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and acquired under the Plan, excluding those Shares constituting the unexercised portion of any canceled, terminated or expired Options, is 150,000 Shares. These Shares may be authorized but unissued or reacquired Shares.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Options under the Plan.

4.  ADMINISTRATION OF THE PLAN.

          4.1 This Plan shall be administered by the Board. The Board shall have authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and are necessary or desirable for its implementation and administration. All determinations and decisions made by the Board pursuant to the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Directors and their estates and beneficiaries.

          4.2 Without limiting the generality of Section 4.1 above, the Board shall have the authority to determine, from time to time and to the extent not inconsistent with the provisions of the Plan, the number of Shares to be covered by any Option granted hereunder and the exercise schedule for any Option.

5.  GRANTING OF OPTIONS.

          5.1 Eligibility. Any Eligible Director of the Company shall be eligible to be granted Options.

          5.2 No Option Grant Where Prohibited. No person shall be granted an Option under the Plan if, at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner, member or principal.


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         5.3 Adjustment. The number of Shares subject to an Option shall be subject to adjustment from time to time as provided in the Plan.

         5.4 Exchange of Options. As determined from time to time by the Board, options to purchase Shares granted pursuant to the Company's Amended and Restated 1992 Long Term Incentive Plan held by Eligible Directors may be exchanged for options to acquire Shares at the same Exercise Price, exercise date, expiration date and upon the same terms granted pursuant to the Plan.

         5.5 Initial Grants. Each Eligible Director shall be granted an Option to purchase the same number of shares of Common Stock that the Eligible Director owns on the date which is sixty (60) days after the date of his or her initial election or appointment to the Board ("Entitlement Date").

                  5.5.1 In no event may the maximum number of shares issued to an Eligible Director pursuant to this Section 5.5 exceed 25,000 Shares.

                  5.5.2 Notwithstanding any provision of this Plan to the contrary, Options issued to an Eligible Director pursuant to this
         Section 5.5 shall be:

                  (a) Issued with an Exercise Price equal to the Fair Market Value of the Shares on the Entitlement Date;

                  (b) Exercisable in full upon the earlier of (i) a Change of Control, or (ii) one (1) year after the Entitlement Date;

                  (c) Exercisable for a period of five (5) years after the Entitlement Date while serving as a Director; and

                  (d) Exercisable for a period of ninety (90) days following termination of service as a Director, unless such termination is due to the individual's death, in which case the Option shall be exercisable for one (1) year following termination of service.

6.  TERM OF PLAN.

Subject to approval of the stockholders as contemplated by Section 10.1, the Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless terminated sooner under the provisions of the Plan or the Option Agreement. No Option shall be granted after ten (10) years from the earlier of the date of adoption of the Plan or its approval by the stockholders as contemplated by Section 10.1.


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7.  TERMS OF OPTION AGREEMENT.

Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date and the Exercise Price, and shall include or incorporate by reference the substance of such of the following provisions and such other provisions consistent with the Plan as the Board may determine.

          7.1 Term. The term of the Option shall be five (5) years from its Grant Date, subject to earlier termination in accordance with the provisions of the Plan.

          7.2 Exercise Schedule. The Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board with respect to a particular grant or grants of Options; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the date which is six months subsequent to the Grant Date with respect to such Option.

          7.3 Exercise Price. The "Exercise Price" of the Shares subject to each Option shall be the Fair Market Value of such Shares on the Grant Date.

          7.4 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Option Agreement:

                  (a) Notice. Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board.

                  (b) Payment.

                           (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

                           (ii) With the consent of the Board, Shares owned by the Optionee duly endorsed for transfer to the Company and having an aggregate Fair Market Value as of the date of Option exercise equal to the product of (y) the Exercise Price and (z) the number of Shares with respect to which such Option or portion is thereby exercised; or

                           (iii) With the consent of the Board, such number of Shares issuable to the Optionee upon exercise of the Option, having an aggregate Fair Market Value as of the date of Option exercise equal to the product

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                                    of (y) the Exercise Price and (z) such
                                    number of Shares with respect to which such Option or portion is thereby exercised; provided that "delivery" of such Shares shall be deemed to be made by Optionee's election of this manner of payment in the notice delivered pursuant to Section 7.4(a).

                           (iv)     With the consent of the Board, any
                                    combination of the consideration provided in the foregoing subparagraphs (i), (ii) and
                                    (iii).

                  (c) Tax Withholding. The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option. With the consent of the Board, (i) Shares owned by the Optionee duly endorsed for transfer or (ii) Shares issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

                  (d) Securities Representations. Such representations and documents as the Company deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act and any other federal or state securities laws or regulations. The Board may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (e) Proof of Third Party Right to Exercise. In the event that the Option or portion thereof shall be exercised as may be permitted hereunder by any person or persons other than the Optionee, appropriate proof of the right of such person or persons, consistent with Section
         7.5 hereof, to exercise the Option or portion thereof.

          7.5 Transferability. An Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, and no Option shall be transferable otherwise than by will or the laws of descent and distribution.

          7.6 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason other than death, an Option held at the date of such termination may be exercised to the extent then exercisable in whole or in part at any time within 90 days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Any Options which may not be exercised as of the date of termination shall expire immediately, and may not be exercised following such time. In the case of an Eligible Director's death, an Option held at the date of death may be exercised to the extent then exercisable in whole or in part at any time within one (1) year after the date of death (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Such Option may be exercised by the person or persons (including his/her estate) to whom his/her rights under such Option shall have passed by will or by the laws of descent and distribution. Any Options which may

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not be exercised as of the date of death shall expire immediately and may not be exercised following such time.

          7.7 Change of Control. In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control, all Options shall become immediately exercisable; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the date which is six months subsequent to the Grant Date with respect to such Options.

8.  EXERCISABILITY OF OPTIONS.

          8.1 Installments. Any Option granted hereunder may be exercisable in installments as specified in Section 7.2 hereof, under such conditions as the Board shall designate under the terms of the Plan and of the Option Agreement. To the extent not exercised, installments shall, unless otherwise provided in the Option Agreement, accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          8.2 No Fractional Shares. The Company shall not be required to issue fractions of Shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

          8.3 No Shareholder Rights. Until the issuance to the Optionee of the stock certificates representing the Option Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued.

9.  ADJUSTMENT PROVISIONS.

          9.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of Shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

          9.2 Notwithstanding any provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the

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Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of such Options under the Plan.

          9.3 In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Eligible Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by the holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of Shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

10. APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN.

          10.1 Approval. The Plan shall be adopted by the Board, and shall be presented to the stockholders of the Company for their approval by vote of a majority of such stockholders present or represented at the 1998 Annual Meeting of Stockholders. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

          10.2 Amendment. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any regulatory or stockholder approval required by law or required for transactions under the Plan to maintain exempt status under Rule 16b-3 of the Exchange Act. The amendment of the Plan shall not, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. Notwithstanding anything to the contrary contained herein, the Board, with respect to the Plan or any option, shall not amend or modify any provision concerning the amount, price and timing of any Option more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          10.3 Termination and Suspension. The Board may suspend or terminate at any time or from time to time the Plan without further approval of the stockholders. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.


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11.  REQUIREMENTS OF GOVERNING LAW.

          11.1 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          11.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

12. EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS.

Except as expressly provided herein, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other form of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.



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